As filed with the Securities and Exchange Commission on October 8, 2021

Registration No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

ROIVANT SCIENCES LTD.

(Exact Name of Registrant as Specified in its Charter)

Bermuda		98-1173944
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification Number)
Suite 1, 3rd Floor 11-12 St. James’s Square London SW1Y 4LB United Kingdom Telephone: +44 207 400 3347
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

ROIVANT SCIENCES LTD. 2021 EQUITY INCENTIVE PLAN ROIVANT SCIENCES LTD. EMPLOYEE STOCK PURCHASE PLAN ROIVANT SCIENCES LTD. AMENDED AND RESTATED 2015 EQUITY INCENTIVE PLAN (Full Title of the Plan)
Corporation Service Company 251 Little Falls Drive Wilmington, DE 19808 Telephone: (800) 927-9801
(Name and Address for Agent of Service) (Telephone number, including area code, of agent for service)

With a copy to:
Derek J. Dostal Lee Hochbaum Brian Wolfe Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE
Title Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee (3)
Roivant Sciences Ltd. Common Shares, $0.0000000341740141 par value per share:
- the Roivant Sciences Ltd. 2021 Equity Incentive Plan	69,300,000	$6.44	$446,292,000	$41,371.27
- the Roivant Sciences Ltd. Employee Stock Purchase Plan	13,900,000	$6.44	$89,516,000	$8,298.13
- the Roivant Sciences Ltd. Amended and Restated 2015 Equity Incentive Plan	84,000,000	$6.44	$540,960,000	$50,146.99
Total	167,200,000		$1,076,768,000	$99,816.39
(1)	This Registration Statement on Form S-8 (this “Registration Statement”) covers common shares, $0.0000000341740141 par value per share (“Common Shares”), of Roivant Sciences Ltd. (the “Registrant”) (i) authorized for issuance under the Roivant Sciences Ltd. 2021 Equity Incentive Plan (the “2021 EIP”), (ii) authorized for issuance under the Roivant Sciences Ltd. Employee Stock Purchase Plan (the “ESPP”), (iii) authorized for issuance upon the exercise of outstanding stock options issued pursuant to the Roivant Sciences Ltd. Amended and Restated 2015 Equity Incentive Plan (the “2015 EIP” and, together with the 2021 EIP and the ESPP, the “Plans”) and (iv) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), any additional Common Shares that may become issuable under the Plans by reason of any stock dividend, stock split or other similar transaction.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act. The Proposed Maximum Offering Price Per Share is based on the average of the high and low sale prices per Common Share, as reported on the The Nasdaq Stock Market LLC on October 6, 2021.

(3)	Rounded up to the nearest penny.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of this Registration Statement is omitted from this filing with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Registration Statement on Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Plans as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein:

(a)  The prospectus dated August 6, 2021 filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act relating to the Registration Statement on Form S-4, originally filed by the Registrant with the Commission on May 14, 2021 (File No. 333-256165), as subsequently amended (the “Form S-4 Registration Statement”);

(b) The description of the Registrant’s Common Shares, which is contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-40782), filed by the Registrant with the Commission on September 3, 2021, including any amendments or supplements thereto; and

(c)  All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Form S-4 Registration Statement.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 98 of the Bermuda Companies Act of 1981 (the “Companies Act”) provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to Section 281 of the Companies Act.

The Registrant’s amended and restated bye-laws provide that it shall indemnify its officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty, and that the Registrant shall advance funds to its officers and directors for expenses incurred in their defense upon receipt of an undertaking to repay the funds if any allegation of fraud or dishonesty is proved. The Registrant’s amended and restated bye-laws provide that the shareholders waive all claims or rights of action that they might have, individually or in right of the Registrant, against any of the Registrant’s directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer. Section 98A of the Companies Act permits the Registrant to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not the Registrant may otherwise indemnify such officer or director. The Registrant have purchased and maintain a directors’ and officers’ liability policy for such purpose.

The Registrant has also entered into indemnification agreements with all of the Registrant’s executive officers and directors. The indemnification agreements require the Registrant to indemnify the Registrant’s executive officers and directors to the fullest extent permitted by law.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number
3.1	Memorandum of Association of Roivant Sciences Ltd. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-4/A (File No. 333-256165), as amended, filed with the Commission on May 14, 2021).
4.1	Amended and Restated Bye-laws of Roivant Sciences Ltd. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-40782), filed with the Commission on October 1, 2021).
5.1	Opinion of Conyers Dill & Pearman Limited (filed herewith)
23.1	Consent of Ernst & Young LLP (filed herewith)
23.2	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature pages of this Registration Statement)
99.1	Roivant Sciences Ltd. 2021 Equity Incentive Plan (filed herewith)
99.2	Roivant Sciences Ltd. Employee Stock Purchase Plan (filed herewith)
99.3	Roivant Sciences Ltd. Amended and Restated 2015 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.25 to the Registrant’s Registration Statement on Form S-4 (File No. 333-256165), as amended, filed with the Commission on May 14, 2021).

Item 9. Undertakings.

(a)  The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this registration statement; and

(iii)  To include any material information with respect to the Plans not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on the 8th day of October, 2021.

ROIVANT SCIENCES LTD.

By:	/s/ Matt Maisak
	Name:	Matt Maisak
	Title:	Authorized Signatory

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints Richard Pulik, Jo Chen and Matthew Maisak and each or any one of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable Roivant Sciences Ltd. to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of one or more registration statements on Form S-8 under the Securities Act of 1933, as amended, including, specifically, but without limitation, power and authority to sign the name of the undersigned to any such registration statement, and any amendments to any such registration statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Matthew Gline	Chief Executive Officer and Director (principal executive officer)	October 8, 2021
Matthew Gline

/s/ Richard Pulik
Richard Pulik	Chief Financial Officer (principal financial officer)	October 8, 2021

/s/ Rakhi Kumar	Chief Accounting Officer (principal accounting officer)	October 8, 2021
Rakhi Kumar

/s/ Vivek Ramaswamy	Director	October 8, 2021
Vivek Ramaswamy

/s/ Andrew Lo	Director	October 8, 2021
Andrew Lo

/s/ Patrick Machado	Director	October 8, 2021
Patrick Machado

/s/ Keith Manchester	Director	October 8, 2021
Keith Manchester

/s/ Ilan Oren	Director	October 8, 2021
Ilan Oren

/s/ Daniel Gold	Director	October 8, 2021
Daniel Gold

/s/ Masayo Tada	Director	October 8, 2021
Masayo Tada

/s/ James C. Momtazee	Director	October 8, 2021
James C. Momtazee